EXHIBIT (a)(1)(E)

                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of
                           EUROWEB INTERNATIONAL CORP.
                                       at
                               $2.25 net per share
                                       by
                           EVEREST ACQUISITION CORP.,
                          a wholly owned subsidiary of
                                 PANSOURCE B.V.,
             which is in turn an indirect wholly owned subsidiary of
                              KONINKLIJKE KPN N.V.

      ---------------------------------------------------------------------
      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MARCH 19, 2002, UNLESS THE OFFER IS EXTENDED.
      ---------------------------------------------------------------------

                                                               February 20, 2002

To our clients:

         Enclosed for your consideration are the Offer to Purchase, dated February 20, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Everest Acquisition Corp., a Delaware corporation ("Everest Acquisition") and a wholly owned subsidiary of Pansource B.V., a Dutch corporation, which in turn is an indirect wholly owned subsidiary of Koninklijke KPN N.V., a Dutch corporation ("KPN"), to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of EuroWeb International Corp., a Delaware corporation ("EuroWeb"), at $2.25 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

         WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

                  1. The tender price is $2.25 per Share, net to the seller in cash without interest.

                  2. The Offer is being made for all outstanding Shares.

                  3. THE OFFER IS BEING MADE WITHOUT THE PRIOR APPROVAL OF EUROWEB'S BOARD OF DIRECTORS.

                  4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MARCH 19, 2002, UNLESS THE OFFER IS EXTENDED.

                  5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a number of Shares that represent at least 90% of the total number of outstanding

         Shares on a fully diluted basis (the "Minimum Condition"). KPN currently holds through its wholly owned subsidiary KPN Telecom B.V. approximately 52.8% of the total number of outstanding Shares. KPN currently intends to tender those Shares into the Offer. Everest Acquisition will not waive this Minimum Condition if the effect of such waiver would permit Everest Acquisition to purchase less than a majority of the outstanding Shares that KPN does not already own. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 6 and 17 of the Offer to Purchase.

                  6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) share certificates evidencing such Shares or a timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, (b) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, in lieu of the Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE OFFER PRICE FOR SHARES BE PAID BY EVEREST ACQUISITION, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

         The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE

                 FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                                       of
                           EUROWEB INTERNATIONAL CORP.
                                       at
                               $2.25 net per share
                                       by
                           EVEREST ACQUISITION CORP.,
                          a wholly owned subsidiary of
                                 PANSOURCE B.V.,
             which is in turn an indirect wholly owned subsidiary of
                              KONINKLIJKE KPN N.V.

         The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated February 20, 2002, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Everest Acquisition Corp., a Delaware corporation ("Everest Acquisition") and a wholly owned subsidiary of Pansource B.V., a Dutch corporation, which is in turn an indirect wholly owned subsidiary of Koninklijke KPN N.V., a Dutch corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of EuroWeb International Corp., a Delaware corporation ("EuroWeb"), at $2.25 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 20, 2002.

         This will instruct you to tender to Everest Acquisition the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer.

Number of Shares to be tendered*:

_______________Shares             SIGN HERE


                                  ----------------------------------------------
                                  Signature(s)

                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Please Type or Print Name(s)

                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Please Type or Print Address(es)

                                  ----------------------------------------------
                                  Taxpayer Identification or Social Security No.

                                  Dated:                 , 2002
                                  -----------------------------


--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.